UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

BLUEFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2013 (the “Closing Date”), Runway Acquisition Sub, Inc. (the “Purchaser”), an affiliate of Clearlake Capital Group, purchased from entities affiliated with the four principal stockholders (the “Principal Stockholders”) of Bluefly, Inc. (“Bluefly”): Rho Ventures VI, LP (“Rho”); Quantum Industrial Partners LDC; Maverick Fund USA, Ltd., Maverick Fund, L.D.C., and Maverick Fund II, Ltd.; and Prentice Consumer Partners, LP (“Prentice”) all of the shares of Bluefly’s common stock, $0.01 par value, owned by the Principal Stockholders, which represented approximately 89% of the outstanding shares of Bluefly’s common stock, for a purchase price of $0.0076 per share.

On the same day, Bluefly entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Purchaser. The Purchase Agreement provided, among other things, for the sale by Bluefly of 2,850,000 newly issued shares of Bluefly’s common stock (the “Purchased Shares”) to the Purchaser. The acquisition of the Purchased Shares, together with the acquisition of the shares from the Principal Stockholders, resulted in the ownership by the Purchaser of an amount of shares in excess of 90% of the then outstanding shares of Bluefly’s common stock. In accordance with the terms of the Purchase Agreement, the Purchaser consummated a “short form” merger (the “Merger”) on May 23, 2012 (the “Effective Time”), pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), under which the Merger was consummated without a vote or meeting of Bluefly’s stockholders.

At the Effective Time, the Purchaser merged with and into Bluefly, with Bluefly surviving. As a result of the Merger, each issued and outstanding share of Bluefly’s common stock (other than shares of common stock owned by the Purchaser or by Clear Mode, LLC, an affiliate of Clearlake and the sole stockholder of the Purchaser (“Clear Mode”), shares of common stock held by Bluefly as non-voting treasury shares, and shares of Bluefly’s common stock for which the holder thereof demands and perfects such holder’s right to an appraisal (the “Dissenting Shares”) in accordance with the applicable provisions of the DGCL) were converted into the right to receive $0.10 in cash per share, without interest.

Bluefly utilized amounts contributed to it under the Purchase Agreement to, among other things, (a) pay off amounts owed under the revolving credit facility with Salus Capital, LLC (“Salus”), (b) pay off promissory notes held by Rho and Prentice, each in the principal amount of $1.5 million, plus accrued interest, and (c) for other general corporate purposes. Habib Kairouz, who was designated by Rho to serve on Bluefly’s Board of Directors (the “Board”), is a Managing Partner of Rho. Mario Ciampi, who was designated by Prentice to serve on the Board, is an employee of Prentice.

The Purchase Agreement provides for the indemnification of members of the Board and officers of Bluefly to the fullest extent permitted by law in accordance with Bluefly’s certificate of incorporation and by-laws as in effect on the date of the Purchase Agreement and in accordance with indemnity agreements in effect between Bluefly and each of its current directors.

The Purchase Agreement was unanimously approved by the Board based, in part, upon the unanimous recommendation of a special committee of the Board (the “Special Committee”), consisting solely of independent directors of the Board.

The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution of the Purchase Agreement, on the Closing Date, Bluefly repaid all amounts owed under each of (a) its Credit Agreement, dated November 13, 2012, by and among Bluefly, EVT Acquisition Co., LLC and Salus, (b) its Secured Subordinated Convertible Promissory Note, dated August 13, 2012 and amended as of November 13, 2012, between Bluefly and Rho, and (c) its Secured Subordinated Promissory Note, dated August 13, 2012 and amended as of November 13, 2012, between Bluefly and Prentice, and terminated each of those agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Bluefly notified the NASDAQ Stock Market (“NASDAQ”) on May 23, 2013 that each outstanding share of Bluefly’s common stock (other than shares of Bluefly’s common stock held by the Purchaser or Clear Mode, shares of Bluefly’s common stock held by the Company as non-voting treasury shares, and Dissenting Shares) was automatically converted, pursuant to the Merger, into the right to receive $0.10 per share in cash, without interest. As a result of the Merger and related transactions, NASDAQ filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister Bluefly’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference herein.

Bluefly offered and sold the Purchased Shares in a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01, 2.01, 3.01, 3.02 and 5.01 of this Current Report on Form 8-K is incorporated by reference into Item 3.03.

At the Effective Time, each outstanding share of Bluefly’s common stock (other than shares of Bluefly’s common stock held by the Purchaser or Clear Mode, shares of Bluefly’s common stock held by the Company as non-voting treasury shares, and Dissenting Shares) was converted into the right to receive $0.10 per share in cash, without interest.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 1.02, 2.01, 3.02, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into Item 5.01.

As a result of the purchase by the Purchaser of the shares of Bluefly’s common stock from the Principal Stockholders on May 23, 2013, a change of control of Bluefly occurred. As a result of the Merger, Bluefly became a wholly-owned subsidiary of Clear Mode. The total amount of the consideration payable in connection with the change of control transaction was approximately $505,000.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and as contemplated by the Purchase Agreement, all the directors of Bluefly prior to the Merger voluntarily resigned from the Board effective as of the Effective Time. These resignations were not a result of any disagreements between Bluefly and the former directors on any matter relating to Bluefly’s operations, policies or practices. Pursuant to the terms of the Purchase Agreement, on May 23, 2013, the directors of Purchaser immediately prior to the Effective Time became the directors of Bluefly following the Merger.

Pursuant to an incentive arrangement previously approved by the Special Committee in April 2013, upon recommendation of the Compensation Committee of the Board, Bluefly’s chief executive officer, Joseph Park, received a cash bonus of $26,500 in connection with the transactions contemplated by the Purchase Agreement, representing 5% of the aggregate proceeds otherwise payable to Bluefly’s stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated as of May 23, 2013, between Bluefly, Inc. and Runway Acquisition Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: May 24, 2013	By:	/s/ James Gallagher
	Name:	James Gallagher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated as of May 23, 2013, between Bluefly, Inc. and Runway Acquisition Sub, Inc.